EXHIBIT 10.2

OBLIGATION EXCHANGE AGREEMENT AND RELEASE

THIS OBLIGATION EXCHANGE AGREEMENT AND RELEASE (this “Agreement”) is made and entered into effective as of the 25th day of April, 2008, by and between Gabriel Technologies Corporation, a Delaware corporation (the “Company”), and Biscay Enterprises, LLC, an Iowa limited liability company (“Biscay”).  The Company and Biscay are sometimes hereinafter referred to individually as a “Party” and collectively as the “Parties”.

WHEREAS, the Company has an outstanding Promissory Note dated July 13, 2006 in the principal amount of $600,000 payable to the order of Biscay with a total principal and accrued interest due of $440,000 (collectively, the “Note”) as of the date of this Agreement; and

WHEREAS, Biscay desires to exchange the Note for stock equivalent units of the Company (“Units”) and the Company is willing to do so provided that such exchange settles and releases all outstanding obligations, debts, and liabilities with respect to the Note pursuant to the terms of this Agreement.

NOW, THEREFORE, for good and valuable consideration, the receipt and adequacy of which are hereby acknowledged and confessed, the Parties agree as follows:

1.    CONSIDERATION.  Upon the execution and delivery of this Agreement by Biscay to the Company and the cancellation and delivery of the Note pursuant to Section 2 below, the Company shall issue 1,100,000 Units to Biscay and, concurrent therewith, the Parties shall enter into a Stock Equivalent Unit Participation Agreement in the form of Exhibit A attached hereto (the “Participation Agreement”).  The Units shall not be certificated, will be governed by this Agreement and the Participation Agreement, and will be represented solely by an account to be maintained by the Company as set forth in the Participation Agreement.

2.    DELIVERY AND CANCELLATION OF NOTE.  Concurrent with the execution of the Agreement, Biscay shall deliver to the Company the Note which shall be marked “cancelled” by the Company.  With such delivery and cancellation, Biscay agrees that all obligations of the Company in respect to the Note  are satisfied or waived and released as herein provided.

3.    BISCAY REPRESENTATIONS AND WARRANTIES.  As of the date hereof, Biscay represents and warrants the following:

(a)    It has not assigned, pledged, or transferred in any manner to any person or entity any right, title, or interest to the Note or any of the Biscay Claims (defined in Section 5 below);

(b)    It is free to enter into this Agreement and to perform each of its terms and covenants;

(c)    It is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement;

(d)    Its execution and performance of this Agreement is not a violation or breach of any other agreement between Biscay and any other person or entity;

(e)    This Agreement is a legal, valid and binding agreement of Biscay, enforceable in accordance with its terms;

(f)    It recognizes that acquiring the Units involves a high degree of risk and is suitable only for persons of adequate financial means who have no need for liquidity of the Units;

(g)    It (i) is competent to understand and does understand the nature of the Units, and (ii) is able to bear the economic risk of the Units;

(h)    It is an accredited investor as defined in Rule 501 of Regulation D promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended (the “Act”);

(i)    It has significant prior investment experience, including investment in nonlisted and nonregistered securities, and recognizes the highly speculative nature of the Units, and is able to bear the economic risk hereby assumed;

(j)    All information regarding the Company which was requested or desired by it has been furnished, all other documents which could be reasonably provided have been made available for inspection and review, and it believes that such information is sufficient to make an informed decision with respect to its acquiring the Units;

(k)    It is acquiring the Units for its own account, for investment, and not for distribution or resale to others; and

(l)    It may not assign or transfer the Units except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.

4.    COMPANY REPRESENTATIONS AND WARRANTIES.  As of the date hereof, the Company represents and warrants the following:

(a)    It is free to enter into this Agreement and to perform each of its terms and covenants;

(b)    It is not restricted or prohibited, contractually or otherwise, from entering into and performing this Agreement;

(c)    Its execution and performance of this Agreement is not a violation or breach of any other agreement between the Company and any other person or entity; and

(d)    This Agreement is a legal, valid and binding agreement of the Company, enforceable in accordance with its terms.

5.    RELEASE BY BISCAY.  Biscay, on behalf of itself, its predecessors, successors, assigns, partners, members, managers, affiliates, subsidiaries, officers, employees, attorneys, and agents, past, present and future, hereby fully, finally and completely RELEASE AND FOREVER DISCHARGE the Company and its predecessors, successors, assigns, partners, affiliates, subsidiaries, officers, shareholders, directors, employees, attorneys, and agents, past, present and future (the “Company Released Parties”), of and from any and all actions, causes of action, suits, debts, disputes, damages, claims, obligations, liabilities, and demands of any kind whatsoever, at law or in equity, whether matured or unmatured, liquidated or unliquidated, vested or contingent, known or unknown, with respect to matters arising in connection with the Note (including principal, any interest thereon or other fees or obligations related thereto) that Biscay had, now has, or hereafter may have against the Company Released Parties or any of them (the “Biscay Claims”).  Biscay hereby agrees that it will not assert, and that it is estopped from asserting, against any and all of the Company Released Parties, any Biscay Claims that are released in this Agreement.

6.    INDEMNIFICATION.  Biscay agrees to hold the Company, its subsidiaries, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them in connection with the transaction contemplated in this Agreement or as a result of any sale or distribution of the Units by Biscay in violation of this Agreement, the Participation Agreement, or any applicable securities laws or any misrepresentation by Biscay herein, including without limitation any claims made by any third persons in respect of any right to the Note or the indebtedness represented thereby.

7.    ENTIRE AGREEMENT.  This Agreement and the Participation Agreement constitute the entire agreement between the Parties as to the subject matter hereof.  There are no verbal understandings, agreements, representations or warranties that are not expressly set forth herein.  This Agreement shall not be changed orally, but only in writing signed by the Parties.

8.    SEVERABILITY.  Any provision of this Agreement which is for any reason prohibited or found or held invalid or unenforceable by any court or governmental agency shall be ineffective to the extent of such prohibition or invalidity or unenforceability, without invalidating the remaining provisions hereof in such jurisdiction or affecting the validity or enforceability of such provision in any other jurisdiction.

9.    BINDING EFFECT.  This Agreement shall be binding upon and inure to the benefits of the Parties, their respective successors and assigns.

10.    GOVERNING LAW.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

11.    COUNTERPARTS; ELECTRONIC DELIVERY.  This Agreement may be executed in any number of original counterparts, each of which having been so executed and delivered shall be deemed an original and all of which, collectively, shall constitute one agreement; it being understood and agreed that the signature pages may be detached from one or more such counterparts and combined with the signature pages from any other counterparts in order that one or more fully executed originals may be assembled.  A copy of an executed counterpart signature page signed by a Party may be delivered by facsimile or other electronic transmission and, upon such delivery, a print out of the transmitted signature of such Party will have the same effect as if a counterpart of this Agreement bearing an original signature of that Party had been delivered to the other Party.

[signature page follows]

IN WITNESS WHEREOF, the Parties hereto have executed and delivered this Agreement in Omaha, Nebraska effective as of the day and year first above written.

BISCAY ENTERPRISES, LLC

By:	/s/ Kelly Fegen
Name: Kelly Fegen
Title:

GABRIEL TECHNOLOGIES CORPORATION

By:	/s/ Ronald Gillum
Name: RONALD GILLUM
Title: President

EXHIBIT A

FORM OF STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT

GABRIEL TECHNOLOGIES CORPORATION
STOCK EQUIVALENT UNIT
PARTICIPATION AGREEMENT

STOCK EQUIVALENT UNIT PARTICIPATION AGREEMENT (this “Agreement”) entered into this 25th day of April, 2008 (the “Effective Date”), between GABRIEL TECHNOLOGIES CORPORATION, a Delaware corporation (the “Corporation”), and BISCAY ENTERPRISES, LLC, a South Dakota limited liability company (the “Holder”).

WHEREAS, the Corporation has an outstanding Promissory Note dated July 13, 2006 in the principal amount of $600,000 payable to the order of Biscay with a total principal and accrued interest due of $440,000 (the “Obligation”), and has agreed to exchange the Obligation for 1,100,000 Units (as defined below) under that certain Obligation Exchange Agreement and Release between the Corporation and the Holder, dated as of April 25th, 2008 (the “Obligation Exchange Agreement”); and

WHEREAS, the Corporation and the Holder desire to memorialize and set out their respective rights and obligations with respect to the Units.

NOW, THEREFORE, in consideration of the mutual premises and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1.    Definitions.  The following words have the following meanings for purposes of this Agreement.

(a)    “Change of Control” means the earliest date upon which one of the following events occurs:

(i)    Acquisition by any individual, entity, or group (within the meaning of Section 13(d)(3) or 14(d)(2)  of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (a “Person”) of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 35% or more of either (A) the Shares (as defined below) or (B) the combined voting power of the then-outstanding voting securities of the Corporation entitled to vote generally in the election of directors of the Corporation; provided, however, that for purposes of this Subsection (i), the following acquisitions shall not constitute a Change of Control: (A) any acquisition directly from the Corporation, (B) any acquisition by the Corporation, (C) any acquisition by any employee  benefit plan (or related trust) sponsored or maintained by the Corporation or any affiliated company, or (D) any acquisition by any corporation pursuant to a transaction that complies with clauses (A), (B), or (C) of Subsection (ii) below);

(ii)    Consummation of a reorganization, merger, consolidation or sale or other disposition of all or a significant part of the assets (other than in the ordinary course of business) of the Corporation or of any of the Corporation’s wholly or partly owned subsidiary companies, including without limitation Trace Technologies, LLC, a Nebraska limited liability company (a “Business Combination”), in each case, unless, following such Business Combination, (A) all or substantially all of the individuals and entities that were the beneficial holders of the Shares (as defined below) immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60%

of the then-outstanding shares of common stock and the combined voting power of the then-outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation that, as a result of such Business Combination, owns the Corporation or all or substantially all of the Corporation‘s assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership of the Shares immediately prior to such Business Combination, (B) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Corporation or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 35% or more of, respectively, the then-outstanding shares of common stock of the corporation resulting from such Business Combination or the combined voting power of the then-outstanding voting securities of such corporation, except to the extent that such ownership existed prior to the Business Combination, and (C) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Corporation’s Board at the time of the execution of the initial agreement or of the action of the Board providing for such Business Combination; or

(iii)    Approval by the stockholders of the Corporation of a complete liquidation or dissolution of the Corporation.

(b)    “Dividend Distribution Date” means the date on which the Corporation pays a cash dividend to the holder of a Share.

(c)    “Settlement Date” means the date upon which the Stockholders of the Corporation receive proceeds resulting from a Change of Control.

(d)    “Share” means one share and “Shares” means more than one share of the Corporation’s issued and outstanding common stock, $0.001 par value, as the same is constituted from time to time.

(e)    “Stockholder” means a holder of Shares.

(f)    “Unit” means a contractual right of the Holder to receive a certain amount or value of property from the Corporation equal to a certain amount or value of property received by a Stockholder with respect to a Share, in accordance with the terms and conditions of this Agreement.

2.    Acknowledgement of Receipt of Units and Cancellation of Obligation.

(a)    The Holder hereby acknowledges receipt of 1,100,000 Units from the Corporation under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  Holder further acknowledges and agrees that such Units were received in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

(b)    The Corporation hereby acknowledges the issuance of 1,100,000 Units to the Holder under the Obligation Exchange Agreement and agrees that such Units shall be subject to the terms and conditions of this Agreement.  The Corporation further acknowledges and agrees that such Units were issued in exchange for the cancellation of the Corporation’s Obligation, as described in the Obligation Exchange Agreement.

3.    Rights of Holders of Units.  In accordance with the terms of this Agreement, on the Settlement Date and each Dividend Distribution Date, if any, the Holder of a Unit, with respect to each Unit held, shall be entitled to receive an amount equal to the value of the amount paid or distributed to each Stockholder with respect to each Share, in the form of cash or, at the election of the Corporation, other property with a value equal to the property otherwise distributable or payable under the terms of this Agreement.  Any such amount or distribution to which a Holder becomes entitled shall be paid or made by the Corporation to such Holder within five (5) Business Days (as defined below) of such Settlement Date or Dividend Distribution Date.  By way of illustration of the amounts or distributions to which a Holder may become entitled, if on the Settlement Date, a Stockholder of the Corporation receives $1.00 for each Share held by such Stockholder, then Holder will receive a cash payment equal to $1.00 times the number of Units held by Holder.  Similarly, if on the Settlement Date, each Stockholder of the Corporation receives 5 shares of common stock of the acquiring company, with a value of $2.00, for each Share held by such Stockholder, then Holder will receive, at the Corporation’s election, either (a) a cash payment equal to $2.00 times the number of Units held by Holder, or (b) 5 shares of common stock of the acquiring company for each Unit held by Holder.  Likewise, if on the Dividend Distribution Date, each Stockholder of the Corporation receives a Dividend Distribution Payment of $0.25 per Share in cash, then Holder will receive a cash payment equal to $0.25 times the number of Units held by the Holder.  The Corporation shall have the right to deduct, from any payment or distribution hereunder, any taxes required by law to be withheld from the Holder with respect to such payment or distribution and, in furtherance thereof, Holder shall provide any documentation or completed form as may be requested by Corporation related to or in connection with the determination of any such withholding.  For the avoidance of doubt, amounts will only be payable or distributable under this Agreement upon the occurrence of an event specifically described herein and, further, no amount shall be payable or distributable to a Holder upon the mere change in value of a Share in the absence of such occurrence.

4.    No Rights as a Stockholder.  The Holder, in its capacity as a Holder of Units, shall have no rights as a Stockholder of the Corporation.  No Shares or other equity interest in the Corporation shall be issued pursuant to this Agreement.

5.    Adjustments to Units; No Limitation on Corporation Action.

(a)    In the event of a change in the number of Shares by reason of the Corporation implementing any stock dividend or split, recapitalization, merger, consolidation, spin-off, reorganization, combination or exchange of shares or other similar corporate change, so long as such change does not result in a Change of Control, the Corporation shall adjust the number of Units issued to Holder in the Holder’s Account (as defined in Section 7) as is necessary and appropriate and, further, any such adjustment made shall be conclusive and binding on the parties hereto.

(b)    Notwithstanding the foregoing, the issuance by the Corporation of shares of its capital stock of any class, or securities convertible into shares of capital stock of any class, either in connection with a direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Corporation convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number of Units covered by this Agreement.

(c)    For the avoidance of doubt and without limiting the generality of the foregoing, the existence of the Units shall not affect in any manner the right or power of the Corporation to make, authorize or consummate (i) any or all adjustments, recapitalizations, reorganizations or other changes in the Corporation’s capital structure or its business; (ii) any merger or consolidation of the Corporation; (iii) the dissolution or liquidation of the Corporation; (iv) any sale, transfer or assignment of all or any part of the assets or business of the Corporation; or (v) any other corporate act or proceeding, whether of a similar character or otherwise.

6.    Representations and Warranties of Holders of Units.  As of the Effective Date and the date of execution of the Obligation Exchange Agreement, the Holder represents and warrants that:

(a)    The Holder has had access to all information regarding the Corporation and its present and prospective business, assets, liabilities and financial condition that the Holder reasonably considers important in connection with the Units, this Agreement, and the Obligation Exchange Agreement, and the Holder has had ample opportunity to ask questions of the Corporation’s representatives (and any such questions have been answered to Holder’s satisfaction) concerning such matters.

(b)    The Holder is fully aware of: (i) the highly speculative nature of the future potential financial returns on or from the Units, (ii) the financial risks and hazards involved in the future potential financial returns on or from the Units, and (iii) the tax consequences of executing and participating in this Agreement and the Obligation Exchange Agreement.

(c)    The Corporation has made no representations or warranties to the Holder with respect to the tax consequences (including, without limitation, the federal, state and local income tax consequences) related to or that could arise from executing and participating in this Agreement and the Obligation Exchange Agreement, and the Holder is in no manner relying on the Corporation or its representatives for an assessment of such tax consequences.

(d)    The Holder has been advised that Holder should consult with his own attorney, accountant, and/or tax advisor regarding the decision to enter into and participate in this Agreement and the Obligation Exchange Agreement and the tax, financial, and/or other consequences thereof, and, further, the Corporation has no responsibility to take or refrain from taking any action or actions in order to achieve a certain tax or financial result for the Holder.

7.    Stock Equivalent Unit Account.  Each Unit shall be evidenced by an entry on the books of the Corporation (an “Account”).  Each Account shall be the record of Units issued to Holder pursuant to the Obligation Exchange Agreement and this Agreement and shall be solely for accounting purposes.  Amounts payable or distributable hereunder shall be paid or distributed exclusively from the general assets of the Corporation, and no Holder entitled to payment or distribution hereunder shall have any claim, right, security interest, or other interest in any fund, trust, account, insurance contract, or asset of the Corporation from which a payment or distribution may be made.  The rights of a Holder of a Unit hereunder shall be solely those of an unsecured creditor of the Corporation.  The Corporation’s liability for payments or distributions hereunder, if any, shall be evidenced only by this Agreement.

8.    Restriction on Transfer.  The Units may not be assigned or transferred except by will, by the laws of descent and distribution, or pursuant to a qualified domestic relations order as defined in the Internal Revenue Code of 1986, as amended.  If the Holder dies, the Units shall transfer to a person who acquired the right to the Units by bequest or inheritance. The Units shall not be subject to execution, attachment or similar process.  Any attempted assignment or transfer of the Units contrary to the provisions hereof, and the levy of any execution, attachment or similar process upon the Units, shall be null and void and without effect.

9.    Notices.  All notices or other communications which are required or permitted hereunder shall be in writing and sufficient if (i) personally delivered, (ii) sent by nationally-recognized overnight courier or (iii) sent by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

if to the Holder, to the address set forth on the signature page hereto; and
if to the Corporation, to:

Gabriel Technologies Corporation
Attention: Ronald Gillum
4538 S. 140th Street
Omaha, NE  68137

or to such other address as the party to whom notice is to be given may have furnished to each other party in writing in accordance herewith.  Any such communication shall be deemed to have been given (i) when delivered, if personally delivered, (ii) on the first Business Day (as hereinafter defined) after dispatch, if sent by nationally-recognized overnight courier and (iii) on the third Business Day following the date on which the piece of mail containing such communication is posted, if sent by mail.  As used herein, “Business Day” means a day that is not a Saturday, Sunday or a day on which banking institutions in the city to which the notice or communication is to be sent are not required to be open.

10.    No Waiver.  No waiver of any breach or condition of this Agreement shall be deemed to be a waiver of any other or subsequent breach or condition, whether of like or different nature.

11.    Holder Undertaking / Indemnification.  The Holder hereby agrees to take whatever additional actions and execute whatever additional documents the Corporation or its counsel may in their reasonable judgment deem necessary or advisable in order to carry out or effect one or more of the obligations or restrictions imposed on the Holder pursuant to the express provisions of this Agreement.  Holder agrees to hold the Corporation, its subsidiary companies, officers, directors, employees and agents and their respective heirs, representatives, successors, and assigns harmless and to indemnify them against all liabilities, costs, and expenses (including reasonable attorneys’ fees) incurred by them as a result of any misrepresentation made by Holder herein or any other breach or violation by Holder of this Agreement or the Obligation Exchange Agreement.

12.    Governing Law.  This Agreement shall be governed by and construed, enforced and interpreted in accordance with the laws of the State of Nebraska (without regard to principles of conflicts of laws).  The Parties consent to the sole and exclusive jurisdiction of the state courts and U.S. federal courts having jurisdiction in Douglas County, Nebraska for any dispute arising out of this Agreement.

13.    Counterparts.  This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

14.    Entire Agreement.  This Agreement, with the Obligation Exchange Agreement, constitutes the entire agreement between the parties with respect to the subject matter hereof, and supersedes all prior written or oral negotiations, commitments, representations and agreements with respect thereto.

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date set forth above.

GABRIEL TECHNOLOGIES CORPORATION

By:	/s/ Ronald Gillum
Name: Ronald Gillum
Title: President

HOLDER:

By:	/s/ Kelly Fegen
Name: Kelly Fegen
Address: 675 Southfork, Waukee, Ia